Exhibit 10.15

Placement Agency Agreement

This Placement Agency Agreement (the “Agreement”) entered into as of the 9th day of November, 2021 is made by and among North Haven Private Income Fund LLC (the “Fund”), and Morgan Stanley Distribution Inc., a corporation incorporated under the laws of the Commonwealth of Pennsylvania (“MSDI”).

Whereas, the Fund is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Company Act”);

Whereas, the offering and sale of units of the Fund (the “Units”) is exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or certain rules and regulations promulgated thereunder in Regulation D by the U.S. Securities and Exchange Commission (the “SEC”);

WHEREAS, the MSDI is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

Whereas, the Fund wishes to retain MSDI and MSDI wishes to serve as placement agent of the Fund and, accordingly, the Fund and MSDI desire to enter into this Agreement:

Now, therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intention of being legally bound hereby, MSDI and the Fund hereby agree as follows:

1.            Definitions.   All capitalized terms used in this Agreement which are not separately defined in this Agreement have the respective meanings set forth in the relevant Governing Document (as defined below) for the Fund.

2.            Appointment of the Placement Agent. The Fund hereby appoints MSDI as its agent to place and to arrange for the placement of the Fund’s Units (intended to primarily occur through brokers (each a “Sub-Placement Agent” and collectively, the “Sub-Placement Agents”) with whom MSDI has entered into or will enter into a sub-placement agent agreement related to the distribution of Units (each, a “Sub-Placement Agent Agreement” or “Broker”), on the terms and for the period set forth in this Agreement, and MSDI hereby accepts such appointment and agrees to act hereunder. This appointment is non-exclusive, and the Fund may appoint at any time and from time to time other placement agents in its sole discretion. Subject both to the performance in all material respects by the Fund of its obligations under this Agreement and to the completeness and accuracy in all material respects of all of the representations and warranties of the Fund contained in this Agreement, MSDI hereby accepts such agency and agrees on the terms and conditions set forth in this Agreement to use its best efforts to find qualified subscribers for Units and to enter into Sub-Placement Agent Agreements as may be directed by the Fund in such forms as may be agreed to between the parties. MSDI will not have any liability to the Fund in the event that any subscriber fails to consummate the purchase of Units in the Fund for any reason other than MSDI’s willful misconduct or gross negligence.

3.            Fund Offering.   The Fund issues and sells Units in accordance with the terms of the Fund’s current confidential private placement memorandum (as it may be amended, restated and/or supplemented from time to time, the “Memorandum”), limited liability company agreement (as it may be amended and/or restated from time to time, the “LLC Agreement”), and/or other current governing document (each of the Memorandum, LLC Agreement, and/or other current governing document is referred to herein as a “Governing Document”).

(a)          MSDI the Fund have established the following procedures in connection with the offer and sale of Units and agree that MSDI will not make any offer or sale of any Units except in compliance with such procedures:

(i)            Offers and sales of Units will be made only in compliance with Section 4(a)(2) of the Units Act, Regulation D thereunder, or pursuant to another exemption under the Securities Act.

(ii)           Sales of Units will be made only to investors which qualify as “accredited investors,” as defined in Rule 501(a) under the Securities Act, or as otherwise permitted in accordance with applicable laws.

(iii)          No sale of Units will be for less than the minimum denominations as may be specified in the relevant Governing Documents for the Fund, provided that the board of directors of the Fund (or their delegates) may, in such capacity and subject to applicable law, vary from time to time such minimum denominations with respect to any investor.

(iv)          No offer or sale of any Security may be made in any U.S. state or non-U.S. jurisdiction, or to any prospective investor located in any U.S. state or non-U.S. jurisdiction, where such Units have not been registered or qualified for offer and sale under applicable securities laws unless such Units are exempt from the registration or qualification requirements of such laws. MSDI will only solicit prospective investors in any jurisdiction in compliance with the marketing rules and private placement rules of such jurisdiction.

(b)          For purposes of the offering of Units, the Fund has provided to MSDI copies of the Governing Documents and subscription documentation or adoption agreement, as applicable, to be furnished to prospective investors of the Fund. Additional copies will be provided in such numbers as MSDI may reasonably request for purposes of the offering. MSDI is authorized to furnish to prospective purchasers only such information concerning the Fund and the offering of the Fund as may be contained in the Fund’s Governing Documents or other written information furnished to MSDI by the Fund expressly for use in connection with the placement of its Units (“Offering Materials”), as well as such other material as MSDI has prepared and the Fund has previously reviewed and approved (each of such materials, a “MSDI Piece”). MSDI shall keep a record of each prospective investor to which MSDI will have furnished a copy of the Governing Document(s) and promptly provide the Fund with the relevant records at any time upon the Fund’s request.

(c)          Unless consented to in writing in advance by the Fund, MSDI will not use any form of “general solicitation” or “general advertising” (within the meaning of Rule 502(c) of Regulation D under the Securities Act) in making offers of Units, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

(d)          MSDI represents and warrants that it has policies and procedures reasonably designed to comply with applicable anti-money laundering and anti-terrorist financing laws, rules and regulations. Additionally, MSDI represents and warrants that it has policies and procedures reasonably designed to ensure that it does not accept or maintain investments in the Fund, directly or indirectly, from a person, government, organization or entity (a) who is or becomes the subject of a sanctions programs administered by the U.S. Office of Foreign Assets Control (“OFAC”), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (b) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable local law or regulation.

(e)          MSDI will obtain the prior written consent of the Fund prior to conducting any solicitation activities with respect to such Fund in any E.U. country. MSDI will be responsible for ensuring that any activities taken in connection with the sale of Units of the Fund in any jurisdiction outside of the United States will be conducted in compliance with the private placement or other applicable offering rules of such jurisdiction; provided, however, that, the Fund agrees to coordinate with MSDI in respect of determining the number of offers made to prospective investors in any particular jurisdiction and such other relevant information in respect of offerings of Units made by any party other than Placement Agent, which would reasonably be deemed to affect MSDI’s compliance with applicable offering rules. MSDI will make no offer or sale of any Units in any foreign jurisdiction, or to any prospective investor located in any foreign jurisdiction, where there is a prohibition on the sale of securities such as the Units, and no available exemption to such prohibition exists.

4.            Subscriptions.

(a)          All subscriptions for Units and payments by subscribers of subscription amounts for Units shall be made pursuant to the terms and conditions set forth in the relevant Governing Document(s) and subscription documentation or adoption agreement, as applicable. Subscriptions will be subject to acceptance by the Fund or by a duly appointed agent and attorney-in-fact.

(b)          The Fund shall return to any subscriber whose subscription was rejected by, or on behalf of, the Fund all subscription payments from such subscriber, without interest (unless interest was in fact accrued on such subscription amount).

5.            Suitability of Investors. In offering Shares, MSDI, in its agreements with Brokers, will require that the Broker comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Exchange Act Rule 15l-1 (“Regulation Best Interest”) (when applicable) and applicable laws of the jurisdiction of which such investor is a resident. MSDI, in its agreements with Brokers, will require that the Brokers shall sell Shares only to those persons who are eligible to purchase such shares as described in the Memorandum and only through those Brokers who are authorized to sell such shares. MSDI, in its agreements with the Brokers, shall require the Brokers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

6.            Representations and Warranties of the Fund.   The Fund represents and warrants to MSDI that:

(a)          It has been duly formed and is validly existing in good standing under the laws of its formation, in each case with all requisite power and authority; all necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies; and all necessary rights, licenses, and permits from other parties, to conduct its business as described in the relevant Governing Documents.

(b)          Units to be, or which may be, issued by the Fund have been duly authorized by the Fund for issuance and sale and, when issued and delivered by the Fund, Units will conform in all material respects to all statements relating thereto contained in the relevant Governing Documents.

(c)          The issuance and sale of Units as described in the relevant Governing Documents and in accordance with this Agreement and the execution, delivery, and performance of the Fund’s obligations hereunder will not result in the violation of any applicable law.

(d)          The Fund will apply the proceeds from the sale of Units for the purposes set forth in its Governing Documents.

(e)          The Fund’s Governing Documents will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements in such Governing Documents not misleading in light of the circumstances under which they were made.

(f)           This Agreement has been duly authorized, executed, and delivered by the Fund and, when executed by MSDI, shall constitute a valid and binding agreement of the Fund.

7.            Covenants of the Fund.   The Fund covenants and agrees with MSDI as follows:

(a)          MSDI will be furnished with such documents as MSDI may reasonably require, from time to time, for the purpose of enabling MSDI to pass upon the issuance and sale of Units as contemplated in this Agreement and related proceedings or for the purpose of evidencing the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Fund in connection with the issuance and sale of Units as contemplated in this Agreement will be satisfactory in form and substance to MSDI.

(b)          If at any time an event occurs which in the opinion of counsel to the Fund materially affects the Fund and which should be set forth in an amendment or supplement to the Fund’s Governing Documents in order to make the statements in such Governing Documents not misleading in light of the circumstances under which they are made, the Fund shall notify MSDI as promptly as practical of the occurrence of such event and prepare and furnish to MSDI copies of an amendment or supplement to such Governing Documents, in such reasonable quantities as MSDI may request in order that such Governing Documents will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements in such Governing Documents not misleading in light of the circumstances under which they are made.

8.            Representations and Warranties of the Placement Agent.   MSDI represents and warrants that:

(a)          MSDI has been duly formed and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and is duly authorized to enter into and perform, and has duly executed and delivered, this Agreement.

(b)          MSDI, and any authorized representative of MSDI performing services on its behalf, has maintained and will maintain all licenses and registrations necessary under applicable law and regulations (including the rules of FINRA) to provide the services required to be provided by MSDI under this Agreement.

(c)          MSDI has not solicited and will not solicit any offer to buy, or offer to sell, Units in any manner which would be inconsistent with applicable laws and regulations or with the procedures for solicitations contemplated by the Governing Documents or this Agreement, in any manner which would constitute a general solicitation or advertising with respect to Units, including without limitation any advertisement, article, notice, or other communication published in any newspaper, magazine or similar medium or broadcast over television, radio or other means of electronic communication (unless access to that communication is limited to those persons eligible to purchase Units) or any seminar or meeting whose attendees have been invited by any such general solicitation or advertising.

(d)          MSDI will furnish to each subscriber of Units, identified either by MSDI or the Fund, a current copy of the Fund’s Governing Documents, other Offering Materials, and subscription documentation or adoption agreement, as applicable, prior to such person’s admission as an investor of the Fund or, to the extent applicable in the case of an additional investment by an existing investor, prior to the issuance of the additional Units for which such existing investor has subscribed.

(e)          No MSDI Piece will contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements in such MSDI Piece not misleading in light of the circumstances under which they were made.

(f)           MSDI acknowledges that it understands that the Fund is relying on Section 506 of Regulation D under the Securities Act. In furtherance of the foregoing, MSDI represents and warrants that neither it, nor any of its general partners or managing members (if any), nor any MSDI director, executive officer or other officer participating in the offering of the Fund, nor any employee or agent of MSDI that shall receive remuneration (directly or indirectly) for the provision of services under this Agreement, nor any other person construed as a “covered person” pursuant to Rule 506 of Regulation D (each, a “Covered Person”) is the subject of any of the acts enumerated in Rule 506(d)(i) through (viii) thereof (each, a “Disqualifying Event”). MSDI will immediately notify the Fund if it becomes aware of any Covered Person who is or becomes the subject of a Disqualifying Event.

(g)          MSDI represents and warrants that it has policies and procedures reasonably designed to comply with applicable pay to play laws, rules and regulations.

(h)          The representations and warranties set forth in this Agreement are continuing during the term of this Agreement and MSDI agrees to notify the Fund promptly in writing if at any time during the term of this Agreement, any such representation or warranty becomes inaccurate or untrue and of the facts related thereto.

(i)           MSDI acknowledges that the Fund enter into this Agreement in reliance on the representations, warranties and agreements of MSDI contained herein.

9.            Compensation of Placement Agent.

(a)          Except as may otherwise be agreed to by the Fund for the Fund, MSDI will be responsible for the payment of all costs and expenses incurred by MSDI in connection with the performance of MSDI’s obligations under this Agreement.

(b)          Subject to circumstances described in or otherwise provided in this Agreement and under the caption “Purchase Price and Fees” in the Memorandum, which may be amended and restated from time to time, the Fund will pay to MSDI an ongoing distribution and service fee (the “Distribution and Servicing Fee”) based on the net asset values of each eligible class of units calculated in arrears and paid monthly. Portions of the Distribution and Servicing Fee allocable for distribution or the provision of services shall be as set forth in Memorandum and shall only be paid/reallowed in consideration for their respective uses. All or a portion of the Distribution and Servicing Fee may be reallowed by MSDI to the Sub-Placement Agent who sold the Units to which such Distribution and Servicing Fee are attributable, as described more fully in the Sub-Placement Agent Agreement entered into with each such Sub-Placement Agent. Any amounts of the Distribution and Servicing Fee not reallowed by MSDI shall be returned to the Fund unless otherwise agreed by the parties.

(c)          Sub-Placement Agents may charge transaction or other fees, including upfront placement fees or brokerage commissions to their own clients outside of the Fund as they may determine from time to time.

(d)          Following the receipt of Multiple Share Class relief, MSDI shall cease receiving the Distribution and Servicing Fee with respect to any class of Units held in an account at the end of the month in which MSDI determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and Distribution and Servicing Fee paid with respect to the Units held by such account would exceed, in the aggregate, the limits on compensation set forth in FINRA Rule 2341.

10.          Indemnification.   The parties agree to indemnify one another as follows:

(a)          The Fund agrees to indemnify and hold harmless MSDI and each person who controls MSDI within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934 (such Act the “Exchange Act” and a person exercising such control over another person the “controlling person”) against any and all losses, liabilities, claims, damages, and expenses whatsoever (including without limitation attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which MSDI or any of MSDI’s controlling persons may become subject under the Securities Act, the Exchange Act, or any other law or statute in any jurisdiction, insofar as such losses, liabilities, claims, damages, or expenses (or actions in respect of such losses, liabilities, claims, damages, or expenses) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Fund’s Governing Documents or other Offering Materials, the Fund’s subscription documentation or adoption agreement, as applicable, or any amendment or supplement to either, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Fund shall not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage, or expense arises out of, or is based upon, any such untrue statement, alleged untrue statement, omission, or alleged omission made therein in reliance upon, and conformity with, written information furnished to the Fund by through MSDI expressly for the use therein, and further provided that this indemnity shall not protect MSDI or any other person who may otherwise be entitled to indemnity under this Agreement from or against any liability to which MSDI or such other person would be subject by reason of MSDI’s or such other person’s own willful misfeasance, bad faith, gross negligence, or reckless disregard of MSDI’s or its duties under this Agreement. This indemnity shall be in addition to any liability which the Fund may otherwise have incurred under this Agreement.

(b)          MSDI agrees to indemnify and hold harmless the Fund and each controlling person of the Fund against any losses, liabilities, claims, damages, and expenses whatsoever (including without limitation attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Fund or any of the Fund’s controlling persons may become subject under the Securities Act, the Exchange Act, or any other law or statute in any jurisdiction, insofar as such losses, liabilities, claims, damages, or expenses (or actions in respect of such losses, liabilities, claims, damages, or expenses) arise out of, or are based upon, a breach by MSDI of any of the covenants, agreements, representations, or warranties contained in this Agreement; any untrue statement or alleged untrue statement of a material fact made by MSDI; or any omission or alleged omission to state a material fact necessary to make a statement made by MSDI not misleading, in connection with MSDI’s placement of Units, provided, however, that MSDI will not be liable to the Fund in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage, or expense arises out of, or is based upon, a statement by MSDI in reliance on, or conformity with, the Fund’s Governing Documents, subscription documentation or adoption agreement, as applicable, any amendment or supplement thereto, or other Offering Materials. This indemnity will be in addition to any liability that MSDI may otherwise have incurred under this Agreement.

(c)          Promptly after receipt by an indemnified party under Section 10(a) or Section 10(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect of such action is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement of the action, but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any other liability which it may have under this Section 10 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise). In case any such action is brought against any indemnified party and such indemnified party notifies an indemnifying party of the commencement of such action, the indemnifying party shall be entitled to participate in the action and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of the action with counsel satisfactory to such indemnified party, provided, however, that, if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel will be borne by the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume such defense and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such Section 10(a) or Section 10(b) above for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense of such action other than reasonable costs of investigation unless (i) the indemnified party will have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under Section 10(a) or Section 10(b) above who are parties to such action), (ii) the indemnifying party or parties will not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought under this Agreement by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims which are the subject matter of such proceeding.

11.          Representations and Indemnities to Survive Delivery.   The agreements, representations, warranties, indemnities, and other statements of the parties set forth in, or made pursuant to, this Agreement shall remain in full force and effect, regardless of any termination of this Agreement. The provisions of this Section 11 shall survive the termination or cancellation of this Agreement.

12.          Term of Agreement.   This Agreement shall remain in effect between MSDI and the Fund unless terminated by MSDI or the Fund in accordance with this Section 12. This Agreement may be terminated as follows: either MSDI, by written notice to the Fund, by written notice to MSDI, may terminate this Agreement with respect to the Fund, (i) without cause on not less than thirty (30) days’ prior notice or (ii) at any time, in the event of a material breach of any condition, warranty, representation, or other term of this Agreement.

13.          Delegation of Powers.   MSDI shall be entitled to delegate all or any of its duties, functions, and powers under this Agreement to another person or persons as sub-agent or sub-agents subject to the approval of the Fund. MSDI shall be solely responsible, however, for the acts and omissions of any such sub-agent and for the payment of any remuneration to such sub-agent.

14.          Notices.   All communications under this Agreement shall be given in writing, sent by telecopier or registered mail to the address set forth below or to such other address as such party will have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to the Fund:

c/o Morgan Stanley

Attn: MS Capital Partners Adviser, Inc.

Attn: Orit Mizrachi

1585 Broadway, 39th Floor

New York, NY 10036

Tel.: (212) 761-0380
E-mail: Orit.Mizrachi@morganstanley.com

If to MSDI:

Morgan Stanley Distribution, Inc.
1633 Broadway

New York, NY 10019
Attn: Chief Legal Officer

15.          Status of Parties.   In selling Units of the Fund, MSDI shall be an independent contractor (rather than an employee, agent, or representative) of the Fund, and MSDI will not have the right, power, or authority to enter into any contract, or to create any obligation, on behalf of the Fund (or its General Partner or investment adviser) or otherwise to bind the Fund (or its General Partner or investment adviser) in any way. Nothing in this Agreement shall create any partnership, joint venture, agency, association, syndicate, unincorporated business, or other similar relationship between the parties or be construed to imply that MSDI is a partner, shareholder, manager, managing member, or member of the Fund (or its General Partner or investment adviser).

16.          Miscellaneous.

(a)          This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall constitute one and the same instrument. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns, and no other person shall have any right or obligation under this Agreement.

(b)          This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter of this Agreement, and neither this Agreement nor any of its terms may be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)          If any provision of this Agreement is or should become inconsistent with any present or future law, rule, or regulation of any governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be deemed rescinded or modified in accordance with any such law, rule, or regulation, and, in all other respects, this Agreement shall continue and remain in full force and effect.

17.          Governing Law; Venue; Service of Process.

(a)          This Agreement will be governed by, and construed in accordance with, the laws of the New York without regard to the conflict-of-laws provisions thereof.

(b)          Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any state court sitting in the City of New York and of any federal court sitting in the Southern District of New York over any suit, action, or proceeding arising out of, or relating to, this Agreement. Each of the parties irrevocably waives (i) trial by jury, (ii) to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such suit, action, or proceeding brought in any such court, and (iii) any claim that any such suit, action, or proceeding has been brought in an inconvenient forum. Each of the parties agrees that a final judgment in any such suit, action, or proceeding shall be conclusive and binding upon the parties and may be enforced by suit upon such judgment in any other court to whose jurisdiction a party is or may be subject.

(c)          Each of the parties hereto hereby consents to the service of any and all process which may be served in any suit, action, or proceeding arising out of, or relating to, this Agreement by means of personal delivery or courier service, addressed to its address provided in accordance with Section 14 above and to the attention of any secretary, assistant secretary, or other officer, director, managing agent, or general agent of such party, and each of the parties hereto hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have under the law of the New York, any other state of the United States, or any other jurisdiction to service of process in such manner.

18.          Bound Parties.   The parties to this Agreement agree that the obligations of the Fund under this Agreement shall not be individually binding upon any of the investors, officers, employees, or agents of the Fund, whether past, present, or future, but shall be binding only upon the assets and property of the Fund.

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In witness whereof, each of the parties has executed this Agreement as of the day and year first written above.

North Haven PRIVATE INCOME FUND LLC

By:	/s/ Orit Mizrachi

Name: Orit Mizrachi

Title: Chief Operating Officer

Morgan Stanley DISTRIBUTION INC.

By:	/s/ Frank Famiglietti

Name: Frank Famiglietti

Title: Managing Director